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                                                                   EXHIBIT 10


                                   FBT BANCORP

                             AMENDMENT NO. 1 TO THE
                            1995 STOCK INCENTIVE PLAN


     Amendment No. 1 to 1995 Stock Incentive Plan of Equitable Bancshares, Inc. is adopted effective as of May 1, 1996.

     WHEREAS, the Board of Directors of Equitable Bancshares, Inc. (the "Company") approved and adopted the 1995 Stock Incentive Plan (the "Plan") on December 13, 1995;

     WHEREAS, the sole stockholder of the Company approved and adopted the Plan on January 24, 1996;

     WHEREAS, the name of the Company was changed from "Equitable Bancshares, Inc." to "FBT Bancorp" pursuant to an amendment to Article First of the Company's Certificate of Incorporation, which was filed with the Secretary of State of the State of Delaware on February 6, 1996; and

     WHEREAS, the Company's Board of Directors has determined that it is in the best interests of the Company that the Plan be amended to reduce the number of shares of the Company's Common Stock, par value $ .01 per share, or other securities of the Company available for issuance under the Plan, from 60,000 shares to 15,000 shares.

     NOW, THEREFORE, the Plan shall be amended as follows:

     1. Section 1 of the Plan is amended to delete the name "Equitable Bancshares, Inc." and to replace it with the Company's new name "FBT Bancorp."

     2. The first sentence of Section 3 of the Plan is amended to read as follows:

         "The shares of Common Stock and any other Company Security which may be (a) sold upon the exercise of Option Rights, (b) delivered upon the exercise of Appreciation Rights, (c) granted or sold as Restricted Stock and released from substantial risks of forfeiture and restrictions on transfer thereof or (d) delivered in payment of any Performance Units or as Performance Shares (or in lieu thereof), shall not exceed in the aggregate 15,000 shares, subject to adjustment as provided in Paragraph 10 of this Plan."

     3. All other provisions of the Plan, as currently in effect, shall remain and continue to be in full force and effect.



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